UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Celexus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	98-0466350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8275 S. Eastern Ave. Suite 200, Las Vegas, NV	89123
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☒	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company

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EXPLANATORY NOTE

Celexus, Inc. fka Telupay International, Inc. is filing this General Form for Registration of Securities on Form 10, or this “registration statement,” to register its common stock, par value $0.001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “Celexus” refer to Celexus, Inc. fka Telupay International, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms, or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

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The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry, general market data, and public information which was not commissioned by us for this filing.

ITEM 1.	BUSINESS.

Corporate History

On August 23, 2005, Articles of Incorporation were filed for Jackson Ventures, Inc., with the Nevada Secretary of State.

On August 31, 2005, the Initial List of Officers, Directors, and Resident Agent of Jackson Ventures, Inc., was filed with the Nevada Secretary of State, naming James Gheyle as President and Secretary, and Adrian Ansell as Treasurer and Director. Sierra Corporate Services is listed as the Resident Agent.

On January 22, 2007, a Certificate of Change was filed with the Nevada Secretary of State.

On February 14, 2007, an Annual List of Officers, Directors, and Resident Agent of Jackson Ventures, Inc., was filed with the Nevada Secretary of State naming James Gheyle as President and Secretary, and Adrian Ansell as Treasurer and Director. Sierra Corporate Services is listed as the Resident Agent.

On February 21, 2007, Articles of Merger was filed with the Nevada Secretary of State merging Jackson Ventures, Inc., and I-Level Media Group Incorporated.

On April 24, 2007, an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Johnny Lo, Leo Young, and Paul D. Brock. Sierra Corporate Services is listed as the Resident Agent.

On June 19, 2007 (10:14 a.m.), an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Paul D. Brock, Johnny Lo, and Francis Chiew. Sierra Corporate Services is listed as the Resident Agent.

On June 19, 2007 (12:48 a.m.), an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Paul D. Brock, Francis Chiew, and Johnny Lo. Sierra Corporate Services is listed as the Resident Agent. This List also indicated that “This publicly traded corporation is not required to have a Central Index Key number.”

On January 13, 2009, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services, for I-Level Media Group Incorporated.

On January 22, 2009, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for I-Level Media Group Incorporated.

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On January 28, 2009, an Annual List of Officers, Directors, and Resident Agent of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Aidan Sullivan as President and Director, and Ian Sullivan as Secretary and Treasurer. Also listed as Directors are: Paul D. Brock, and Johnny Lo. Sierra Corporate Services - Reno is listed as the Resident Agent.

On February 8, 2010, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno.

On June 10, 2011, a State Business License Application was filed with the Nevada Secretary of State by I-Level Media Group Incorporated.

On June 10, 2011, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for I-Level Media Group Incorporated.

On June 29, 2011, a Certificate of Change was filed with the Nevada Secretary of State by I-Level Media Group Incorporated, indicating the number of authorized shares and the par value before the change: 1,025,000,000 common shares with a par value of $0.001; the number of authorized shares and par value after the change: 14,642,857 common shares with a par value of $0.001.

On July 6 2011, a Certificate of Correction was filed with the Nevada Secretary of State by I-Level Media Group Incorporated indicting that the effective date of the Certificate of Change should be July 8, 2011, not July 19, 2011.

On March 13, 2012, a Certificate of Amendment was filed with the Nevada Secretary of State by I-Level Media Group Incorporated, indicating that the authorized capital stock of the Corporation will consist of one billion (1,000,000,000) shares of common stock, par value $0.001 per share.

On August 28, 2012, an Annual List of Officers, Directors, and Resident Agent and State Business License Application of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Francis Chiew as President, Secretary, Treasurer, and Director.

On August 22, 2013, an Annual List of Officers, Directors, and Resident Agent and State Business License Application of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Francis Chiew as President, Secretary, Treasurer, and Director.

On October 3, 2013, an Initial/Annual List of Officers, Directors, and State Business License Application of I-Level Media Group Incorporated was filed with the Nevada Secretary of State naming Adrian C. Ansell as President and Director, and Rosarito D. Carrillo as Secretary and Treasurer. Also listed as Directors are: Jose Luis M. Romero-Salas, Perseverando M. Hernandez, Adrian I. Ocampo, and Mark J. Keene.

On October 4, 2013, Articles of Merger was filed with the Nevada Secretary of State merging Telupay International, Inc., and I-Level Media Group Incorporated.

On October 4, 2013, a Certificate of Change was filed with the Nevada Secretary of State by Telupay International, Inc, indicating that the current number of authorized shares and the par value before the change is: 1,000,000,000 common shares with a par value of $0.001 per share; the number of authorized shares and the par value after the change is: 1,500,000,000 common shares with a par value of $0.001 per share.

On December 23, 2014, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for Telupay International Inc.

On March 5, 2015, an Initial/Annual List of Officers, Directors, and State Business License Application of Telupay International Inc. was filed with the Nevada Secretary of State naming Adrian C. Ansell as President, and Rosarito D. Carrillo as Secretary and Treasurer. Michael John Greenup is listed as Director.

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On March 5, 2015, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for Telupay International Inc.

On January 5, 2017, a Statement of Resignation of Registered Agent was filed with the Nevada Secretary of State by Sierra Corporate Services – Reno, for Telupay International Inc.

On November 9, 2017, a Certificate of Reinstatement was filed with the Nevada Secretary of State by Telupay International Inc.

On November 9, 2017, an Initial/Annual List of Officers, Directors, and State Business License Application of Telupay International Inc. was filed with the Nevada Secretary of State naming Simon Belski as President, Secretary, Treasurer, and Director.

On November 9, 2017, a Registered Agent Acceptance was filed with the Nevada Secretary of State by Registered Agents, Inc., for Telupay International Inc.

On November 14, 2017, a Certificate of Amendment was filed with the Nevada Secretary of State by Telupay International Inc., amending its name to Globex Holding Corp.

On September 7, 2018, an Initial/Annual List of Officers, Directors, and State Business License Application of Globex Holding Corp. was filed with the Nevada Secretary of State naming Lisa Averbuch as President, Secretary, Treasurer, and Director.

On September 10, 2018, a Certificate of Amendment was filed with the Nevada Secretary of State by Globex Holding Corp, amending its name to Celexus, Inc.

On October 30, 2018, an Initial/Annual List of Officers, Directors, and State Business License Application of Celexus, Inc. was filed with the Nevada Secretary of State naming Simon Belski as President, Secretary, Treasurer, and Director.

On October 31, 2018, an Initial/Annual List of Officers, Directors, and State Business License Application of Celexus, Inc. was filed with the Nevada Secretary of State naming Lisa Averbuch as President, Secretary, Treasurer, and Director.

Business Overview

General

Celexus, Inc. is an acquisition, management and holding company for early stage, high growth businesses and technologies in the hemp industry. The Company has developed specific criteria and standards that must be met by each acquisition candidate. Once identified, the Company will engage its highly-seasoned and well-trained team of industry professionals to perform thorough due diligence on the potential acquisition partner. Following successful due diligence, Celexus will send in its M & A team to structure and present an attractive win win proposal to the selling entity.

Due to the recent passing of the 2018 Farm Bill, Celexus now feels very comfortable in entering the rapidly growing hemp and CBD market. It is estimated that hemp biomass has over 50,000 uses including 100% biodegradable plastic, paper, clothing, building materials, etc. Additionally, CBD oils are believed to provide many medical benefits. It has been reported that CBD oil can treat hundreds of medical issues such as anxiety, depression, pain, arthritis, insomnia, anorexia, heart disease, diabetes, asthma, several types of cancer, Alzheimer’s, dementia and epilepsy, just to name a few.

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From an environmental standpoint, hemp is truly a miracle. An average grow cycle is 12-14 weeks to fully mature at 10-15 feet tall. A tree can take 20-50 years to reach full maturity. This could significantly reduce deforestation by providing the same products that trees are able to supply. Also, hemp breathes 4 times more carbon dioxide than a tree and releases 4 times more oxygen, making our air substantially cleaner. With the recent lift of Federal bans on hemp, we are expecting through continued research more and more discoveries of uses for hemp and its bi-products both medically and industrially. It is these reasons, along with the environmental impact associated with hemp, that is driving us to become a key player in such an important market.

Our objective is to become a leading supplier of both seeds and clones internationally. There is a massive demand for high grade, organic, high cannabidiol, (CBD) seeds and clones across the country and the demand is only getting bigger.

Celexus is a Shell Company and therefore its securities as of this date are not eligible to utilize Rule 144 and therefore its securities may be highly illiquid.

Seeds

Currently, finding quality seeds in this emerging market has proven difficult. As most seeds are patented, farmers aren’t allowed to grow their own seeds from seeds they purchased. They are required to purchase new seeds every grow cycle. This can prove to be very profitable for us.

There are 3 primary reasons to farm hemp.

1.      To be refined into CBD oil and other valuable terpenes

2.      To manufacture products from the hemp fiber

3.      To create food products from the plant

Primarily, option 2 and 3 are handled by foreign growers such as China and can use very low-grade, inexpensive seeds. The majority of United States farmers are in it to produce high-grade CBD. These seeds typically range in price depending on CBD percentage, THC percentage, average weight produced per plant, durability to different altitudes and climates, organic certification and more.

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A typical CBD hemp farm will grow between 1500 to 2500 plants per acre. This requires approximately 2500 to 3500 seeds per acre since all seeds won’t germinate. In other words a 100-acre farm would require 250,000 to 350,000 seeds per grow cycle.

Clones

Clones are clippings from a mother hemp plant that can be planted and grown into a whole new plant. There are 3 main benefits to growing clones over seeds.

1.      Faster grow cycles as the plant is already several inches tall

2.       Clones copy the exact genetics of the plant it was clipped from, reducing the risk of genetic issues

3.      Guaranteed plants as some seeds will not sprout

The downside to clones is the higher cost per plant. Also, they will carry over any disease or infection from the plant it was cut from if the mother plant was infected. Therefore, our plants will be grown indoor and under constant supervision from our master growers to insure the highest quality possible.

Our Objective

It is the objective of Celexus, Inc. to control every aspect of the hemp farming industry from seeds to extraction and distribution. This will enable us to avoid risking stagnant or contaminated biomass because of third party extraction labs being at full capacity.

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Celexus has designed its future into a 3 stage rollout:

  Grow and distribute high grade, certified hemp seeds and clones.
  Own processing facilities to dry biomass, extract hemp oil and refine to pharmaceutical grade CBD oils.
  Provide international wholesale distribution of hemp products.

To reach this objective we have hand picked a team of industry professionals from experienced hemp farmers, bio-engineers, extraction experts and other related industry professionals.

Our ultimate objective is to achieve exceptional multiples in growth, valuation and revenue to Celexus and its shareholders.

The Company’s has signed an exchange agreement for its first acquisition Bio-Distribution.

WHO IS BIO DISTRIBUTION

Bio Distribution is in motion to become a recognized leader in the cultivation and distribution of hemp seeds, clones and CBD oils. They currently own a nursery in Phoenix, Arizona and are pursuing the expansion of our greenhouse footprint throughout the southwest. The facility in Phoenix is 120,000 square feet of greenhouse on 7.9 acres. The surrounding land is set up to expand the greenhouse an additional 60,000 square feet, enabling us to increase our production capacity. This facility has been set up with agricultural lighting, drip systems, storage areas and sufficient water rights to supply our demand.

Additionally, we intend on acquiring millions of square feet of greenhouse beyond the Phoenix property to cultivate and process our seeds and clones for distribution. We have several nurseries that are currently in the due diligence phase, and if everything shows promise, will be leased or purchased.

The initial start-up costs for hemp cultivation can be staggering, specifically for the purchase of seeds and clones. One component of our business model is to provide farmers with seeds and clones who do not have the upfront capital necessary to acquire them on their own. Upon harvest, they will be required to reimburse us for the seeds and clones as well as give us first right of refusal to purchase their biomass at a highly discounted rate.

To stay in compliance with all federal and state regulations, we are strictly adhering to all license, cultivation and sales regulations. Several of our licenses are under review for approval so that we may begin the cultivation process.

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Employees

As of August 1, 2018, we have one full time employees, including management. We consider our relations with our employees to be good.

Reports to Security Holders

You may read and copy any materials the Company files with the Commission in the Commission’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A.	RISK FACTORS.

RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to our Business

Limited Operating History

We have had limited recent operating history nor any revenues or earnings from operations since inception. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least for the foreseeable future. We can make no assurances that we will be able to effectuate our investment strategies or otherwise to generate sufficient revenue to continue operations.

Our estimates of capital, personnel, equipment, and facilities required for our proposed operations are based on certain other existing businesses operating under projected business conditions and plans. We believe that our estimates are reasonable, but it is not possible to determine the accuracy of such estimates at this point. In formulating our business plan, we have relied on the judgment of our officers and directors and their experience in developing businesses. We can make no assurances that we will be able to obtain sufficient financing or implement successfully the business plan we have devised. Further, even with sufficient financing, there can be no assurance that we will be able to operate our business on a profitable basis. We can make no assurances that our projected business plan will be realized or that any of our assumptions will prove to be correct.

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Negative Cash Flow

We expect to generate operating losses and experience negative cash flow for the immediate future and it is uncertain whether we will achieve future profitability. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from our investments and services rendered. Our ability to commence revenue operations and achieve profitability will depend upon revenue received primarily from investments or otherwise through services that we render. There can be no assurance that we will ever achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Dependence on Key Personnel

Our success will depend, in large part, on the skill, expertise, and acumen of Lisa Averbuch. There is no requirement that Ms. Averbuch allocate a specific amount of time to our Company. If Ms. Averbuch ceases to participate in our Company’s activities for any reason, our Company’s ability to select attractive investments could be impaired severely. Our future success also depends on our ability to attract, train, retain, and motivate other highly qualified sales, technical, and managerial personnel. Competition for such personnel is intense and we may not be able to attract, train, retain, or motivate such persons in the future.

Prior Performance of our Management Team

Our success will depend, in large part, on the skill, expertise, and acumen of Lisa Averbuch, who is our sole director. Although Ms. Averbuch has in the past operated or otherwise been affiliated with prior successful companies, we can make no assurances that they will be able to duplicate prior levels of success. Any prior performance that Messrs. Iarocci and Schnaus may have had in operating or working with other ventures was obtained under different market conditions and in different contexts. There can be no assurance that Ms. Averbuchy will be able to duplicate any prior levels of performance or success. Moreover, we have not disclosed material facts regarding the prior performance of Ms. Averbuch in this Form 10 or the market conditions relating to such performance.

Limited Liability

Our Certificate of Incorporation and Bylaws generally provide that the liability of our officers and directors will be eliminated to the fullest extent allowed under law for their acts on behalf of our Company.

Uncertain Government Regulation

Our business will be subject to extensive regulation. There has been an active debate over the appropriate extent of regulation and oversight. In addition, we may be adversely affected as a result of new or revised legislation or regulations imposed by the Commission or other United States governmental regulatory authorities or self-regulatory organizations that supervise the markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations.

Competition

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

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Economic Conditions

Our business will be materially affected by conditions in the financial markets and economic conditions or events in the United States and throughout the world that are outside our control, including, without limitation, changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates, and controls and national and international political circumstances (including wars, terrorist acts, or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, our businesses could be adversely affected in different ways.

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Risks Related to the Market for our Stock

The OTC and share value

Our Common Stock trads over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”). Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

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Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the Over-The (“OTCBB”), investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 60,800,392 issued and outstanding shares of our Common Stock held by affiliates that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

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No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

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ITEM 2.	FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

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Overview

We intend to become a key supplier of high grade CBD hemp seeds and clones to international farmers entering the market. The quality, durability, performance and certification on hemp seeds and clones will determine their value. Our seeds will ultimately be bio-engineered to grow large, robust crops, durable to a wide range of weather and altitude and contain some of the highest percentages of CBD on the market. Our genetic improvement strategy includes the following objectives:

•High yield

•Minimal male contamination

•Premium market quality

•Reliable low levels of THC content

•Continually develop new improvements to our strains of hemp seeds and clones

We are committed to breeding strains of hemp that can maximize the profitability of the industrial hemp industry.

Liquidity and Capital Resources

At March 31, 2018 we had $0 in current assets compared to $0 at March 31, 2017. Current liabilities at March 31, 2018 totaled $36,041 compared to $45,740 at March 31, 2017.

We have no revenues as of the date of this Form 10, and no substantial revenues are anticipated until we have implemented our full plan of operations.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. Our management will have to spend additional time on policies and procedures to make sure our Company is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan and may impede the speed of our operations.

Results of Operations

We generated revenue of $0 for the years ended March 31, 2017 and 2018. For the period ended March 31, 2018 our expenses were $13,492 compared to $(473) for the year ended March 31, 2017. As a result, we have reported net loss of $9,699 for the year ended March 31, 2018 and ($189,773) for the year ended March 31, 2017.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

17

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on management’s historical industry experience and not our Company’s historical experience.

Cash Equivalents

We consider all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for Common Stock equivalents.

Employees

We currently have only one employee, all of whom are officers and directors. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the year ended March 31, 2018, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

ITEM 3.	PROPERTIES.

Our mailing address is 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

18

The following table sets forth, as of February 1, 2019, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 10.0% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name	Number of Shares of Common Stock	Percentage
Global Services Unlimited Group, Inc.	400,000,000	70.68%

All executive officers, directors, and beneficial ownership thereof as a group [*]	400,000,000	70.68%

* Lisa Averbuch is the control person of Global Services Unlimited Group, Inc.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 565,864,527 shares of common stock outstanding as of February 1, 2019.

The mailing address of the stockholders reference in the chart above is 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Lisa Averbuch.	65	President, Chief Executive Officer, , CFO, Treas, Sec. and Member of Board of Directors

Lisa Averbuch, President/Director

Ms. Averbuch holds a Bachelor’s degree in Hospitality Administration from Boston University in Boston Massachusetts. From1992 worked for the Royal Sonestra Hotel in Cambridge MA in the Food and Beverage Department as Executive Control, then purchasing and finally Food and Beverage controller until 1998. From 1999 to 2001 she was Executive Concierge at the Ritz Carlton in San Francisco, California and in 2001 she managed the opening of the new Ritz Carleton in Half Moon Bay, California. 2002, found Ms Averbuch moving on to the Mandarin Oriental Hotel in San Francisco where she was Restaurant Supervisor becoming Manager before moving on. She then joined The American Center for Wine, Food and the Arts – “Copia.” She managed various facits for that organization until founding Loft Liquors in 2006, the first organic, fresh fruit Liquor company in the United States. Ms. Averbuch is currently the president of various Company's, since 2011, in Las Vegas.

On March 27, 2019 the Board of Directors elected.. David Soto as COO of the corporation.

David Soto is an accomplished start-up leader, hands-on Investment focused C-Suite executive and entrepreneur who has successfully developed and implemented corporate strategy from a business and financial perspective. Through an infusion of expertise, management and capital directed towards assisting companies with the introduction and commercialization of their technologies to their relevant market and turning existing companies into Innovative businesses.

On that same date, Michael R Cashion, was hired as Chief Sales Strategist for the corporation.

Michael is a dedicated Start up Sales strategist that is focused on driving revenue. His approach in creating teams and implementing strategic plans has created strong growth in different markets. With a focused executive level presence, he is able work with customers, Board of Directors, and internal stake holders to drive sales and profits.

With a concentrated effort in concept to commercialization he can create new sales verticals and revenue streams.

This has allowed him to create new products and drive them into the market through acquisition, new company creation and partnership which allows companies to maintain financial stability and revenue strength.

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ITEM 6.	EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers for the last two fiscal years.

			(a)	(b)	(c)
				Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Lisa Averbuch, President, CEO, CFO, Sec., Treas., Dir.	2017 2018	$0 0	$0 0	$0 0	$0 0	$0 0

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that our Board of Directors be independent. At this time, we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

ITEM 8.	LEGAL PROCEEDINGS.

None.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

We trade on the Over the Counter Market (“OTC Market”). To have our securities quoted on the over-the-counter venture market (“OTCQB”) we must: (1) be a company that reports its current financial information to the Commission, banking regulators, or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. The OTC Market differs substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers, and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

20

b. Dividends.

We have not issued any dividends, and have no plans of paying cash dividends in the future.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

During the year ended March 31, 2017, on January 18, 2017, in connection with the custodianship, the Company resolved to issue 400,000,000 shares of common stock to Barton Hollow, LLC to satisfy and cause to be retired, the obligations of the Company as born by Barton Hollow, LLC during 2017. Although, constructively earned and issued by January 18, 2017, the shares were not issued until one year later on January 25, 2018. As such, pursuant to ASC 260-10-45, the shares been reflected on the balance sheet and for purposes of the earnings per share calculation on an as-if issued basis as of January 18, 2017. The Company recognized stock compensation expense of $160,000 based on the closing stock price on January 18, 2017 of $0.0004 per share.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

We are authorized to issue 600,000,000 shares of Common Stock at a par value of $0.0001 per share. Each holder of Common Stock shall be entitled to one vote per share.

As of February 1, 2019, there are 565,864,527 shares of Common Stock issued and outstanding.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for the indemnification of present or former directors or officers to the fullest extent permitted by Nevada law, against all expense, liability, and loss reasonably incurred or suffered by such officers or directors in connection with any action against such officers or directors. Currently we do not maintain director and officer liability insurance.

21

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Financial Statements

CELEXUS, INC.

(formerly Telupay International, Inc.)

For the Years ending March 31, 2018 and 2017

CELEXUS, INC.

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Celexus, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Celexus, Inc. (the "Company") as of March 31, 2018 and 2017, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s minimal activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

June 10, 2019

F-1

CELEXUS, INC.

(formerly Telupay International, Inc.)

Balance Sheets

	March 31,	March 31,
	2018	2017
ASSETS
Total assets	$—	$—
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$200	$20,267
Accounts payable - related party	7,830	—
Interest payable - related party	3,011	473
Convertible revolving demand note - related party	25,000	25,000
Total current liabilities	36,041	45,740
Total liabilities	36,041	45,740
Commitments and contingencies
Stockholders' deficit
Common stock: $0.001 par value; 1,500,000,000 shares authorized, 565,864,527 shares issued and outstanding at March 31, 2018 and 2017, respectively	565,865	565,865
Additional paid-in capital	8,309,570	8,309,570
Retained deficit	(8,911,476)	(8,921,175)
Total stockholders' deficit	(36,041)	(45,740)
Total liabilities and stockholders' deficit	$—	$—

(The accompanying notes are an integral part of these financial statements)

F-2

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Operations

	Years Ended March 31,
	2018	2017

Revenue	$—	$—

Operating expense
Selling, general and administrative	3,793	189,300
Total operating expense	3,793	189,300

Loss from operations	(3,793)	(189,300)

Other income (expense)
Gain on forgiveness of liabilities	16,030	—
Interest expense	(2,538)	(473)
Accretion of debt discount	—	—
Total other income (expense)	13,492	(473)

Net loss	$9,699	$(189,773)

Basic and Diluted Loss per Common Share	$0.00	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	565,864,527	244,768,637

(The accompanying notes are an integral part of these financial statements)

F-3

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Stockholders' Deficit

	Common Stock		Additional Paid-in Capital	Retained Deficit	Total Stockholders' Deficit
	Shares	Amount
Balance, March 31, 2016	165,864,527	$165,865	$8,549,570	$(8,731,402)	$(15,967)

Common stock issued in connection with custodianship	400,000,000	400,000	(240,000)	—	160,000
Net loss for the year ended March 31, 2017	—	—	—	(189,773)	(189,773)
Balance, March 31, 2017	565,864,527	565,865	8,309,570	(8,921,175)	(45,740)

Net loss for the year ended March 31, 2018	—	—	—	9,699	9,699
Balance, March 31, 2018	565,864,527	$565,865	$8,309,570	$(8,911,476)	$(36,041)

(The accompanying notes are an integral part of these financial statements)

F-4

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Cash Flows

Years Ended March 31,
	2018	2017
Cash flows from operating activities
Net loss	$ 9,699	$ (189,773)
Adjustments to reconcile net loss to net cash flows used in operating activities
Stock based compensation expense	-	160,000
Convertible Revolving Demand Note issued for services	-	25,000
Accretion of debt discount	-	-
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	(12,237)	4,300
Increase (decrease) in interest payable	2,538	473
Net cash flows used in operating activities	-	-

Cash flows from financing activities
Convertible Revolving Demand Note issued for services	-	-
Net cash flows from financing activities	-	-

Change in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$ -	$ -

Supplemental disclosure of cash flow information:
Interest paid in cash	$ -	$ -
Income taxes paid in cash	$ -	$ -

Supplemental disclosure of non-cash transactions:
Debt discount recorded for beneficial conversion feature	$ -	$ -

(The accompanying notes are an integral part of these financial statements)

F-5

CELEXUS, INC.

(formerly Telupay International, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

NOTE 1 – Organization and Going Concern

Celexus, Inc. (the Company)(formerly Telupay International, Inc.; formerly i-Level Media Group Incorporated; formerly Jackson Ventures, Inc.) was incorporated in the State of Nevada on August 23, 2005 as Jackson Ventures Ltd. and its initial operations included the acquisition and exploration of mineral resources. In March, 2007 the Company changed its name to i-Level Media Group Incorporated (“i-Level”) and changed its business to that of developing and operating a digital media network service. This business ceased operations on December 1, 2008 and its business was wound-up.

On September 24, 2013, the Company effected the acquisition of Telupay, PLC by way of a reverse merger. As a result of the Merger, the Company changed its name to Telupay International Inc., effectuated a 1.5-for-1 forward stock split and Telupay became a wholly-owned subsidiary. Telupay was engaged in the mobile banking and payment processing business primarily in the Philippines, Peru, Indonesia, Myanmar and the United Kingdom. Telupay PLC was the primary operating subsidiary of the Company accounting for most of our assets and liabilities. Telupay PLC never reached profitability and was spun out of the Company shortly after December 31, 2014 to the former directors and officers of the Company whereby the business, including the assets and liabilities of Telupay PLC were transferred for no consideration. As a result, the Company had no operations.

On January 18, 2017, Barton Hollow, LLC, a limited liability company, was appointed custodian for the Company by the District Court of Clark County, Nevada. The Company was reinstated by the Nevada Secretary of State on November 9, 2017 and on September 9, 2018 changed its name to Celexus, Inc. The Company currently is looking to acquire an operating business or develop a business.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of March 31, 2018, the Company had an accumulated deficit of $8,911,476. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon internally generated funds and funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

F-6

NOTE 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities and expenses. These estimates and assumptions are affected by management’s application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash

Cash includes amounts held in bank accounts. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Fair Value Measurements

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities measured and recorded on a recurring or nonrecurring basis with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company’s debentures payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

F-7

The Company calculates the fair value of option grants and warrant issuances utilizing the Black-Scholes pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

 Loss per Share

The computation of basic earnings per share (“EPS”) is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See “NOTE 5 - Net Loss Per Share” for further discussion.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment.

 Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a free-standing equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

F-8

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718) Scope of Modification Accounting. The amendments in this Update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for public business entities for reporting periods for which financial statements have not yet been issued. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting (Topic 718)”, which is intended to simplify several aspects of the accounting for share-based payment award transactions. The guidance is effective for our current fiscal year. The adoption of ASU 2016-09 did not have a material impact on the Consolidated Financial Statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842)”, which supersedes ASC Topic 840, Leases, and creates a new topic, ASC 842, Leases. The new guidance requires the recognition of lease assets and liabilities for operating leases with terms of more than 12 months. Presentation of leases within the consolidated statements of operations and consolidated statements of cash flows will be generally consistent with the current lease accounting guidance. The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company does not expect this accounting update to have a material effect on its Consolidated Financial Statements.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company’s previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

NOTE 3 – Debt – Related Party

On January 18, 2017, the Company issued a Revolving Demand Note (the “Revolving Demand Note”) to Securities Compliance Group, Ltd. (the “Creditor”) in exchange for services provided by the Creditor. Pursuant the Revolving Demand Note, the Company is liable for $25,000 at an annual interest rate of 9.5% with a default rate of 22%. The Revolving Demand Note may be converted into common stock at an exercise price of par, or $0.001 per share at the discretion of the Creditor. The Revolving Demand Note does not have a maturity date.

Since the conversion price was greater than the market price on the date of issuance, the Company did not recognize a debt discount on the Revolving Demand Note.

During the years ended March 31, 2018 and 2017, the Company recognized $473 and $2,538 of interest expense related to the Revolving Demand Note.

NOTE 4 – Common Stock

At March 31, 2018, the Company had 1,500,000,000 authorized shares of common stock with a par value of $0.001 per share and 565,864,527 shares of common stock outstanding.

During the year ended March 31, 2017, on January 18, 2017, in connection with the custodianship, the Company resolved to issue 400,000,000 shares of common stock to Barton Hollow, LLC to satisfy and cause to be retired, the obligations of the Company as born by Barton Hollow, LLC during 2017. Although, constructively earned and issued by January 18, 2017, the shares were not issued until one year later on January 25, 2018. As such, pursuant to ASC 260-10-45, the shares been reflected on the balance sheet and for purposes of the earnings per share calculation on an as-if issued basis as of January 18, 2017. The Company recognized stock compensation expense of $160,000 based on the closing stock price on January 18, 2017 of $0.0004 per share.

F-9

NOTE 5 - Net Loss Per Share

During the years ended March 31, 2018 and 2017, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the years ended March 31, 2018 and 2017:

	Years Ended March 31,
	2018	2017
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$ 9,699	$ (189,773)
Denominator:
Weighted average number of common shares outstanding	565,864,527	244,768,637
Basic and diluted EPS	$ 0.00	$ (0.00)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Convertible debt	3,011,097	472,848

NOTE 6 – Income Taxes

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”) was enacted into law. The Act applies to corporations generally beginning with taxable years starting after December 31, 2017 and reduces the corporate tax rate from a graduated set of rates with a maximum 35% tax rate to a flat 21% tax rate. Additionally, the Act introduces other changes that impact corporations, including a net operating loss (“NOL”) deduction annual limitation, an interest expense deduction annual limitation, elimination of the alternative minimum tax, and immediate expensing of the full cost of qualified property. The Act also introduces an international tax reform that moves the U.S. toward a territorial system, in which income earned in other countries will generally not be subject to U.S. taxation. However, the accumulated foreign earnings of certain foreign corporations will be subject to a one-time transition tax, which can be elected to be paid over an eight-year tax transition period, using specified percentages, or in one lump sum. NOL and foreign tax credit (“FTC”) carryforwards can be used to offset the transition tax liability. The Company does not expect that this change will have an impact on the Company as it has not earned taxable income in the past and it has significant NOL carryforwards.

F-10

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at March 31, 2018 and 2017 are as follows:

	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$5,790,884	$5,800,583
Statutory tax rate	21%	21%
Total deferred tax assets	1,216,086	1,218,122
Less: valuation allowance	(1,216,086)	(1,218,122)
Net deferred tax asset	$—	$—

The net change in the valuation allowance for deferred tax assets was a decrease of $2,036 and increase of $6,252 for the years ended March 31, 2018 and 2017, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Due to the uncertainty of realizing the deferred tax asset, management has recorded a valuation allowance against the entire deferred tax asset.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at March 31, 2018 available to offset future federal taxable income, if any, of $5,790,884. Accordingly, there is no tax expense for the years ended March 31, 2018 and 2017.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended March 31, 2018 and 2017.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. statutory income tax rate of 21% to pre-tax loss for the years ended March 31, 2018 and 2017 is as follows:

	2018	2017
Federal Statutory Rate	$(2,036)	$39,852
Nondeductible expenses	—	(33,600)
Change in allowance on deferred tax assets	(2,036)	6,252
	$—	$—

The Company does not have any uncertain tax positions at March 31, 2018 and 2017 that would affect its effective tax rate. The Company does not anticipate a significant change in the amount of unrecognized tax benefits over the next twelve months. Because the Company is in a loss carryforward position, the Company is generally subject to US federal and state income tax examinations by tax authorities for all years for which a loss carryforward is available. If and when applicable, the Company will recognize interest and penalties as part of income tax expense.

F-11

 NOTE 7 - Related Party Transactions

During the year ended March 31, 2018 and 2017, our former President made payments on behalf of the Company totaling $7,830 and $0, respectively.

Also see “Note 3 – Debt – Related Party”.

NOTE 8 – Subsequent Events

Management has reviewed material events subsequent of the period ended March 31, 2018 and through January 26, 2019 in accordance with FASB ASC 855 “Subsequent Events”.

On November 7, 2018, related party liabilities due to our former President totaling $9,278 were settled to additional paid-in capital pursuant to ASC 470-50-40-2.

Celexus, Inc. has signed an agreement to acquire Bio Distribution. Bio Distribution has just acquired the rights to a bio-engineered strain of Hemp seeds that produce low THC levels to meet industry regulations and a high CBD content. Included in the acquisition is a license with the state of Utah to cultivate and supply Hemp seeds and clones. We expect to have 1.5M seeds produced and ready for planting by June of 2019 and another 10M seeds ready for sale by early 2020.

The Company has undertaken the following corporate actions with FINRA: a 90 to 1 reverse stock split along with the name change to Celexus, Inc. as of April 2019.

As of May 20, 2019, Lisa Averbuch has resigned as President of Celexus, Inc. (the “Company”). Ms. Averbuch will continue to serve as a Director of the Company and maintains the authority to vote the shares of the Company’s majority shareholder, Global Services Unlimited Group, Inc.

Following the resignation of Ms. Averbuch, the Board of Directors has appointed David Soto to serve as President of the Company.

F-12

CELEXUS, INC.

F-13

CELEXUS, INC.
(formerly Telupay International, Inc.)
Balance Sheets

	December 31,	March 31,
	2018	2018
	(Unaudited)
ASSETS

Total assets	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$ 2,570	$ 200
Accounts payable - related party	-	7,830
Interest payable - related party	5,089	3,011
Convertible Revolving Demand Note - related party	25,000	25,000
Total current liabilities	32,659	36,041

Total liabilities	32,659	36,041

Commitments and contingencies

Stockholders' deficit
Common stock: $0.001 par value; 1,500,000,000 shares authorized, 565,864,527 shares issued and outstanding at December 31, 2018 and March 31, 2018	565,865	565,865
Additional paid-in capital	8,318,848	8,309,570
Retained deficit	(8,917,372)	(8,911,476)
Total stockholders' deficit	(32,659)	(36,041)
Total liabilities and stockholders' deficit	$ -	$ -

(The accompanying notes are an integral part of these financial statements)

F-14

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue	$ -	$ -	$ -	$ -

Operating expense
Selling, general and administrative	2,570	1,916	3,818	3,163
Total operating expense	2,570	1,916	3,818	3,163

Loss from operations	(2,570)	(1,916)	(3,818)	(3,163)

Other income (expense)
Gain on forgiveness of liabilities	-	16,030	-	16,030
Interest expense	(712)	(647)	(2,078)	(1,890)
Accretion of debt discount	-	-	-	-
Total other income (expense)	(712)	15,383	(2,078)	14,140

Net loss	$ (3,282)	$ 13,467	$ (5,896)	$ 10,977

Net income per common share:
Basic	$ (0.00)	$ 0.00	$ (0.00)	$ 0.00
Diluted		$ 0.00		$ 0.00

Weighted average number of common and common equivalent shares outstanding:
Basic	565,864,527	565,864,527	565,864,527	565,864,527
Diluted		565,864,527		565,864,527

(The accompanying notes are an integral part of these financial statements)
F-15

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Stockholders' Deficit (Unaudited)
For the Nine Months Ended December 31, 2018
	Common Stock		Additional Paid-in Capital	Retained Deficit	Total Stockholders' Deficit
	Shares	Amount
Balance, March 31, 2018	565,864,527	$ 565,865	$ 8,309,570	$ (8,911,476)	$ (36,041)

Settlement of liabilities owed to former President	-	-	9,278	-	9,278
Net loss for the nine mpnths ended December 31, 2018	-	-	-	(5,896)	(5,896)
Balance, December 31, 2018	565,864,527	$ 565,865	$ 8,318,848	$ (8,917,372)	$ (32,659)

(The accompanying notes are an integral part of these financial statements)
F-16

CELEXUS, INC.
(formerly Telupay International, Inc.)
Statements of Cash Flows
Nine Months Ended
December 31,
	2018	2017
Cash flows from operating activities
Net loss	$ (5,896)	$ 10,977
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	3,818	(12,867)
Increase (decrease) in interest payable	2,078	1,890
Net cash flows used in operating activities	-	-

Change in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of period	-	-

Cash and cash equivalents at end of period	$ -	$ -

Supplemental disclosure of cash flow information:
Interest paid in cash	$ -	$ -
Income taxes paid in cash	$ -	$ -

Supplemental disclosure of non-cash transactions:
Debt discount recorded for beneficial conversion feature	$ -	$ -

(The accompanying notes are an integral part of these financial statements)
F-17

CELEXUS, INC.

(formerly Telupay International, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 – Basis of Presentation, Organization and Going Concern

Basis of Presentation

The unaudited financial statements of Celexus, Inc. (the “Company”) as of December 31, 2018, and for the three and nine months ended December 31, 2018 and 2017, have been prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended March 31, 2018. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

Celexus, Inc. (the Company)(formerly Telupay International, Inc.; formerly i-Level Media Group Incorporated; formerly Jackson Ventures, Inc.) was incorporated in the State of Nevada on August 23, 2005 as Jackson Ventures Ltd. and its initial operations included the acquisition and exploration of mineral resources. In March, 2007 the Company changed its name to i-Level Media Group Incorporated (“i-Level”) and changed its business to that of developing and operating a digital media network service. This business ceased operations on December 1, 2008 and its business was wound-up.

On September 24, 2013, the Company effected the acquisition of Telupay, PLC by way of a reverse merger. As a result of the Merger, the Company changed its name to Telupay International Inc., effectuated a 1.5-for-1 forward stock split and Telupay became a wholly-owned subsidiary. Telupay was engaged in the mobile banking and payment processing business primarily in the Philippines, Peru, Indonesia, Myanmar and the United Kingdom. Telupay PLC was the primary operating subsidiary of the Company accounting for most of our assets and liabilities. Telupay PLC never reached profitability and was spun out of the Company shortly after December 31, 2014 to the former directors and officers of the Company whereby the business, including the assets and liabilities of Telupay PLC were transferred for no consideration. As a result, the Company had no operations.

On January 18, 2017, Barton Hollow, LLC, a limited liability company, was appointed custodian for the Company by the District Court of Clark County, Nevada. The Company was reinstated by the Nevada Secretary of State on November 9, 2017 and on September 9, 2018 changed its name to Celexus, Inc. The Company currently is looking to acquire an operating business or develop a business. The Company’s address is 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123,

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of December 31, 2018, the Company had an accumulated deficit of $8,917,372. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In view of these conditions, the ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. Historically, the Company has relied upon internally generated funds and funds from the sale of shares of stock, issuance of promissory notes and loans from its shareholders and private investors to finance its operations and growth. Management is planning to raise necessary additional funds for working capital through loans and/or additional sales of its common stock. However, there is no assurance that the Company will be successful in raising additional capital or that such additional funds will be available on acceptable terms, if at all. Should the Company be unable to raise this amount of capital its operating plans will be limited to the amount of capital that it can access. These financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

F-18

NOTE 2 – Debt – Related Party

On January 18, 2017, the Company issued a Revolving Demand Note (the “Revolving Demand Note”) to Securities Compliance Group, Ltd. (the “Creditor”) in exchange for services provided by the Creditor. Pursuant the Revolving Demand Note, the Company is liable for $25,000 at an annual interest rate of 9.5% with a default rate of 22%. The Revolving Demand Note may be converted into common stock at an exercise price of par, or $0.001 per share at the discretion of the Creditor. The Revolving Demand Note does not have a maturity date.

Since the conversion price was greater than the market price on the date of issuance, the Company did not recognize a debt discount on the Revolving Demand Note.

During the three months ended December 31, 2018 and 2017, the Company recognized $712 and $647, respectively, of interest expense. During the nine months ended December 31, 2018 and 2017, the Company recognized $2,078 and $1,890, respectively, of interest expense related to the Revolving Demand Note.

NOTE 3 - Net Loss Per Share

During the three and nine months ended December 31, 2018 and 2017, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the three and nine months ended December 31, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders'	$ (3,282)	$ 13,467	$ (5,896)	$ 10,977
Denominator:
Weighted average number of common shares outstanding
Basic	565,864,527	565,864,527	565,864,527	565,864,527
Diluted	n/a	568,227,182	n/a	568,227,182

Net income per common share:
Basic	$ (0.00)	$ 0.00	$ (0.00)	$ 0.00
Diluted	n/a	$ 0.00	n/a	$ 0.00

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Convertible debt	5,089,214	-	5,089,214	-

F-19

NOTE 5 – Subsequent Events

Management has reviewed material events subsequent of the period ended December 31, 2018 and through February 8, 2019 in accordance with FASB ASC 855 “Subsequent Events”.

Celexus, Inc. has signed an agreement to acquire Bio Distribution. Bio Distribution has just acquired the rights to a bio-engineered strain of Hemp seeds that produce low THC levels to meet industry regulations and a high CBD content. Included in the acquisition is a license with the state of Utah to cultivate and supply Hemp seeds and clones. We expect to have 1.5M seeds produced and ready for planting by June of 2019 and another 10M seeds ready for sale by early 2020.

The Company has undertaken the following corporate actions with FINRA: a 90 to 1 reverse stock split along with the name change to Celexus, Inc. as of April 2019.

As of May 20, 2019, Lisa Averbuch has resigned as President of Celexus, Inc. (the “Company”). Ms. Averbuch will continue to serve as a Director of the Company and maintains the authority to vote the shares of the Company’s majority shareholder, Global Services Unlimited Group, Inc.

Following the resignation of Ms. Averbuch, the Board of Directors has appointed David Soto to serve as President of the Company.

F-20

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 27, 2019, the Company terminated MICHAEL GILLESPIE & ASSOCIATES, PLLC ("Gillespie") as its registered independent public accountant.

b.	Gillespie's reports on the financial statements for the periods ended March 31, 2017 and March 31, 2018, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

c.	Our Board of Directors participated in and approved the decision to change independent accountants. Through the reporting periods ended March 31, 2017 and March 31, 2018, there have been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gillespie would have caused them to make reference thereto in their report on the financial statements. Through the interim period March 27, 2019 (the date of termination of the former accountant), there have been no disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gillespie would have caused them to make reference thereto in their report on the financial statements.

On March 27, 2019, the Company engaged BF Borgers, CPA PC ("BF Borgers"), situated at 5400 W Cedar Ave, Lakewood, CO, USA 80226 (Ph: 303-953-1454, Fax: 720-251-8836; Website: www.bfbcpa.us), as its new registered independent public accountant. The Company has engaged BF Borgers, to act as the Company's independent accountant going forward.

b.	During the periods ending March 31, 2017 and March 31, 2018, and prior to March 27, 2019 (the date of the new engagement), we did not consult with BF Borgers regarding:

i.	the application of accounting principles to a specified transaction,

ii	the type of audit opinion that might be rendered on the Company's financial statements by BF Borgers, in either case where written or oral advice provided by BF Borgers would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues, or

iii	any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation of the Registrant
3.2	Amended and Restated Certificate of Incorporation
3.3	Bylaws of the Registrant

35

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 On June 10th, 2019, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

CELEXUS, INC. FKA TELUPAY INTERNATIONAL, INC.

By:	/s/
Name:	David Soto
Title:	Chief Executive Officer, CFO
(Principal Executive, Financial and Accounting Officer) Board Member

36